Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Randy Wambold	Timothy Dolan
CHEN PR, Inc	ICR
781-672-3119	617-956-6727
rwambold@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS FIRST QUARTER 2010 RESULTS

Waltham, Mass. — April 27, 2010 — Phase Forward Incorporated (NASDAQ: PFWD) today announced its financial results for the first quarter of 2010.

For the first quarter of 2010, GAAP revenues were $57.2 million, a 17% increase from $48.8 million in the first quarter of 2009.   GAAP income from operations was $3.1 million for the first quarter of 2010, compared to $5.2 million in the first quarter of 2009.  GAAP net income for the period was $1.9 million, or $0.05 per diluted share, compared to GAAP net income of $4.1 million, or $0.09 per diluted share in the first quarter of 2009.

Non-GAAP revenues were $57.5 million for the first quarter of 2010, which excludes a $296,000 purchase accounting adjustment to record deferred revenues and backlog assumed in acquisitions at fair value.  Non-GAAP income from operations was $8.3 million, compared to $9.1 million in the prior year period and representing a non-GAAP operating margin of 14%.  Non-GAAP net income for the period was $5.2 million, or $0.12 per diluted share, compared to $6.7 million, or $0.15 per diluted share, in the first quarter of 2009.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income from operations and net income and net income per share applicable to common stockholders for the three months ended March 31, 2009 and 2010.  Non-GAAP results exclude the impact of stock-based compensation expense, amortization of intangible assets, the effects of purchase accounting adjustments to record deferred revenues and backlog assumed in acquisitions at fair value.

Total cash, cash equivalents and investments were $129.7 million at the end of the first quarter, a decrease of $5.8 million from $135.5 million at the end of the prior quarter.  The decrease in cash was driven by $26.0 million in cash used to repurchase shares of the company’s stock and $3.0 million in capital spending which was partially offset by $23.4 million in cash flow from operations. Total deferred revenues were $110.4 million at the end of the quarter, up from $98.4 million at the end of the prior quarter and $95.8 million at the end of the first quarter of 2009.

As previously announced, Phase Forward will not be hosting a conference call in conjunction with these results.

About Phase Forward

Phase Forward is a provider of integrated data management solutions for clinical trials and drug safety. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, possible acquisitions, integration of acquired businesses, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain or increase profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2010

Revenues:
License	$14,116	$15,141
Service	34,700	42,059

Total revenues	48,816	57,200
Costs of revenues:
License(2)	566	566
Service(1), (2)	19,899	25,716

Total cost of revenues	20,465	26,282
Gross margin:
License	13,550	14,575
Service	14,801	16,343

Total gross margin	28,351	30,918

Operating expenses:
Sales and marketing(1), (2)	7,206	8,986
Research and development(1)	8,180	9,698
General and administrative(1), (2)	7,804	9,184

Total operating expenses	23,190	27,868

Income from operations	5,161	3,050
Other income:
Interest income	640	316
Other, net	409	(184)

Total other income	1,049	132

Income before provision for income taxes	6,210	3,182
Provision for income taxes	2,132	1,249

Net income	$4,078	$1,933

Net income per share applicable to common stockholders:
Basic	$0.10	$0.05

Diluted	$0.09	$0.05

Weighted average number of common shares used in net income per share calculations:
Basic	42,430	41,085

Diluted	43,998	42,764

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$476	$636
Sales and marketing	415	468
Research and development	621	1,036
General and administrative	1,057	1,361

Total stock-based compensation expense	$2,569	$3,501

(2) Amounts include amortization of intangible assets, as follows:
Costs of license revenues	$155	$237
Costs of service revenues	261	447
Sales and marketing	320	740
General and administrative	25	26

Total amortization of intangible assets	$761	$1,450

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2010
TOTAL REVENUES:
GAAP total revenues	$48,816	$57,200
Deferred revenues and backlog adjustments related to acquisitions (1)	628	296

Non-GAAP total revenues	$49,444	$57,496

INCOME FROM OPERATIONS:
GAAP income from operations	$5,161	$3,050
Stock-based compensation expense	2,569	3,501
Amortization of intangible assets	761	1,450
Deferred revenues and backlog adjustments related to acquisitions (1)	628	296

Non-GAAP income from operations	$9,119	$8,297

NET INCOME:
GAAP net income	$4,078	$1,933
Stock-based compensation expense, net of tax	1,687	2,197
Amortization of intangible assets, net of tax	500	910
Deferred revenues and backlog adjustments related acquisitions, net of tax (1)	412	187

Non-GAAP net income	$6,677	$5,227

GAAP net income per share applicable to common stockholders:
Diluted	$0.09	$0.05

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.15	$0.12

(1)       Fair value adjustments to deferred revenues and backlog.  Purchase accounting requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value as of the time of the acquisition. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	March 31,
	2009	2010

Assets
Current assets:
Cash and cash equivalents	$41,862	$53,290
Short-term investments	67,241	64,597
Securities settlement agreement	4,345	3,280
Accounts receivable, net of allowance of $781 and $769, respectively	56,034	44,660
Deferred income taxes	9,521	9,521
Other current assets	14,694	15,564

Total current assets	193,697	190,912

Property and equipment, net	52,840	52,015
Intangible assets, net of accumulated amortization of $7,332 and $8,782, respectively	41,661	40,211
Goodwill	59,027	59,027
Deferred income taxes	5,465	5,465
Restricted cash	962	982
Long-term investments	26,439	11,852
Other long-term assets	9,865	9,213

Total assets	$389,956	$369,677

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,909	$3,649
Accrued expenses and other current liabilities	28,006	19,136
Deferred revenues	85,896	95,394

Total current liabilities	119,811	118,179

Deferred rent, net of current portion	2,115	2,489
Deferred revenues, net of current portion	12,478	15,055
Other long-term liabilities	10,224	10,177

Total liabilities	144,628	145,900

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued— 43,577 and 43,732 shares, respectively	436	438
Additional paid-in capital	296,572	299,478
Treasury stock, 980 and 2,915 shares at cost, respectively	(14,147)	(40,111)
Accumulated other comprehensive income (loss)	71	(357)
Accumulated deficit	(37,604)	(35,671)

Total stockholders’ equity	245,328	223,777

Total liabilities and stockholders’ equity	$389,956	$369,677

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2010

Operating activities
Net income	$4,078	$1,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,713	5,806
Stock-based compensation expense	2,569	3,501
Amortization of leasehold incentive obligation	(198)	(247)
Provision for allowance for doubtful accounts	13	12
Deferred income taxes	2,444	—
Amortization of discounts or premiums on investments	(3)	254
Change in fair value of investments	(437)	(1,112)
Change in fair value of securities settlement agreement	185	1,065
Changes in assets and liabilities:
Accounts receivable	(2,210)	11,406
Other assets	(1,881)	(670)
Accounts payable	(4,125)	(2,254)
Accrued expenses	(6,715)	(8,756)
Deferred revenue	7,465	12,137
Deferred rent	1,135	374

Net cash provided by operating activities	6,033	23,449

Investing activities
Increase in restricted cash	—	(20)
Proceeds from maturities of short-term and long-term investments	12,000	29,125
Purchase of short-term and long-term investments	(9,536)	(10,750)
Purchase of property and equipment	(5,174)	(3,049)

Net cash (used in) provided by investing activities	(2,710)	15,306

Financing activities
Proceeds from issuance of common stock	342	134
Withholding taxes in connection with vesting of restricted stock awards	(459)	(727)
Purchase of treasury stock	—	(25,964)

Net cash used in financing activities	(117)	(26,557)

Effect of exchange rate changes on cash and cash equivalents	(547)	(770)

Net increase in cash and cash equivalents	2,659	11,428
Cash and cash equivalents at beginning of period	131,550	41,862

Cash and cash equivalents at end of period	134,209	53,290
Short-term and long-term investments at end of period	43,891	76,449

Total cash, cash equivalents and short-term and long-term investments at end of period	$178,100	$129,739